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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report(Date of earliest event reported):   December 17, 1996
                              (December 17, 1996)


Commission File Number                        0-11176

                              NTS-PROPERTIES III
            (Exact name of registrant as specified in its charter)

          Georgia                                   61-1017240
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

   10172 Linn Station Road
   Louisville, Kentucky                               40223
(Address of principal executive                    (Zip Code)
offices)

Registrant's telephone number,
including area code                              (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report




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Item 5.      Other Items

             The lease for Aetna Life Insurance Company, the largest tenant of Triad North, occupying nearly 65% of the building, expires in 1997. Of the NTS-Properties III total revenue, Aetna accounts for nearly 22%. Aetna has requested a one year extension on its leased space. It is the judgement of the General Partner of the Partnership, considering the publicity about Aetna's downsizing, the one year extension will be all that can be anticipated. If correct and if Aetna vacates the property, there will be a protracted period for the property to become fully leased again and substantial funds will likely be needed for leasing expenses, especially tenant finish improvements.

             Accordingly, to conserve funds in anticipation of the loss of Aetna, repurchase of Limited Partnership Units has been suspended effective December 17, 1996. In addition, distributions will be suspended starting December 31, 1996.






















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NTS-PROPERTIES III
                                            (Registrant)

                                  BY:    NTS-Properties Associates
                                         BY:   NTS Capital Corporation,
                                               General Partner


                                               /s/John W. Hampton
                                               John W. Hampton
                                               Senior Vice President - Finance


Date:    December 17, 1996




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